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                                                                     EXHIBIT 2.7

                           AMENDMENT, dated January 14, 1998 to the EXCHANGE
                      AGREEMENT dated November 21, 1997, by and among American Publishing Company of Illinois and Chicago Deferred Exchange Corporation (the "Exchange Agreement").


     WHEREAS, the parties to the Exchange Agreement desire to correct a mutual mistake made in Exhibit A of the Exchange Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     The undersigned, being all the parties to the Exchange Agreement, hereby amend the Exchange Agreement by replacing in its entirety Exhibit A and substituting the attached Amended Exhibit A.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                 AMERICAN PUBLISHING COMPANY OF ILLINOIS,

                                     by  /s/ J. A. Boultbee
                                        ---------------------------------
                                              Name:  J. A. Boultbee
                                              Title: Vice President


                                 CHICAGO DEFERRED EXCHANGE CORPORATION,

                                     by  /s/ Miriam Golden
                                        ---------------------------------
                                              Name:  Miriam Golden
                                              Title: Vice President